                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ADVANTICA RESTAURANT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       (ADVANTICA RESTAURANT GROUP LOGO)

                              203 East Main Street
                       Spartanburg, South Carolina 29319

                                                                   April 5, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 23, 2001, at the Advantica Tower, 17th Floor Auditorium, 203 East Main Street, Spartanburg, South Carolina. We look forward to greeting personally those stockholders who are able to attend. If you plan to attend, we ask that you please (1) detach, sign and return the self-addressed, postage prepaid Attendance Card, and (2) detach and bring with you to the meeting the Admittance Card. These cards are attached together and enclosed with the proxy.

     The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

     Whether or not you attend in person, IT IS IMPORTANT your shares be represented and voted at the meeting. I urge you to sign, date and return the enclosed proxy, or vote via telephone or the Internet as set forth in the proxy, at your earliest convenience.

                          On Behalf of the Board of Directors,

                          Sincerely,

                          /S/ JAMES B. ADAMSON

                          JAMES B. ADAMSON
                          Chairman

                       (ADVANTICA RESTAURANT GROUP LOGO)

                         -----------------------------
                               NOTICE OF MEETING
                          ----------------------------

                                                                 Spartanburg, SC
                                                                   April 5, 2001

     The Annual Meeting of Stockholders of Advantica Restaurant Group, Inc. ("Advantica") will be held at the Advantica Tower, 17th Floor Auditorium, 203 East Main Street, Spartanburg, South Carolina on Wednesday, May 23, 2001 at 10:00 a.m. for the following purposes as described in the accompanying Proxy
Statement:

     1. To elect nine (9) directors.

     2. To consider and vote upon a proposal to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries (collectively, the "Company") for the year 2001.

     3. To consider and vote upon a proposal to approve Advantica's 2001 Incentive Program for the Company's employees.

     4. To transact such other business as may properly come before the meeting.

     Only holders of record of Advantica's common stock at the close of business on March 27, 2001 will be entitled to notice of, and to vote at, such meeting.

     Whether or not you plan to attend the meeting, you are urged to promptly complete, sign, date and return the enclosed proxy in the envelope provided (or follow the instructions set forth in the enclosed proxy to vote by telephone or the Internet). Returning your proxy as described above does not deprive you of your right to attend the meeting and to vote your shares in person.

                                      /s/RHONDA J. PARISH
                                      RHONDA J. PARISH
                                      Executive Vice President, General Counsel
                                      and
                                      Secretary

                       (ADVANTICA RESTAURANT GROUP LOGO)

                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------

                                                                   April 5, 2001

                                    GENERAL

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advantica Restaurant Group, Inc., a Delaware corporation, ("Advantica"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 23, 2001, at 10:00 a.m. at the Advantica Tower, 17th Floor Auditorium, 203 East Main Street, Spartanburg, South Carolina (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting (including adjournments) if properly executed, returned prior to the meeting, and not revoked, or if voted by telephone or the Internet in accordance with the instructions set forth in the enclosed proxy and not revoked. Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Rhonda J. Parish, the Executive Vice President, General Counsel and Secretary of Advantica, either at the Annual Meeting or prior to the meeting date at the Company's executive offices at 203 East Main Street, Spartanburg, South Carolina 29319, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.

STOCKHOLDER VOTING

     Only holders of record of common stock of Advantica, par value $.01 per share (the "Common Stock") as of the close of business on March 27, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement will be mailed to each such stockholder on or about April 12, 2001.

     As of the close of business on the Record Date, there were issued and outstanding and entitled to be voted at the Annual Meeting, 40,143,025 shares of Common Stock. At the meeting, holders of Common Stock will have one vote per share and a quorum, a majority of the outstanding shares of Common Stock as of the Record Date represented in person or by proxy, will be required for the transaction of business by stockholders. A quorum being present, directors will be elected and the other actions proposed in the accompanying notice will become effective by majority vote. Votes withheld from nominees for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached but will not be counted in determining the number of shares voted "for" any director-nominee or "for" any proposal.

     Proxies in the accompanying form, properly executed and duly returned and not revoked, or if voted by telephone or the Internet in accordance with the instructions set forth in the enclosed proxy and not revoked, will be voted at the Annual Meeting (including adjournments). Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If no specifications are made, proxies will be voted (i) in favor of the nine (9) nominees to the Board of Directors, (ii) in favor of the selection of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries for the year 2001, and (iii) in favor of the proposal to approve Advantica's 2001 Incentive Program for the Company's employees. If any other matter or business is brought before the Annual Meeting, the proxy holders may vote the proxies at their discretion.

ADVANTICA 401(k) PLAN PARTICIPANT VOTING

     Under the Advantica 401(k) Plans (the "Plans"), shares of Common Stock attributable to certain plan participants who have selected the Advantica stock fund investment option under the Plans will be voted by the Plan Trustee in accordance with the employee's instructions and, absent such instructions, in accordance with the instruction of the Plan Administrator (a Board-appointed committee responsible for the administration of the Plans).

EQUITY SECURITY OWNERSHIP

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of April 1, 2001, the beneficial ownership of Common Stock by each stockholder known by the Company to own more than 5% of the outstanding shares.

                                                                AMOUNT AND NATURE OF      PERCENTAGE OF
                                                                BENEFICIAL OWNERSHIP         COMMON
                      NAME AND ADDRESS                        OF OUTSTANDING SHARES(2)        STOCK
                      ----------------                        ------------------------    -------------
Lloyd I. Miller, III
  (and related entities)
  4550 Gordon Drive
  Naples, FL 34102..........................................         5,870,002(1)             14.4
Oaktree Capital Management, LLC
  (and related entities) ("Oaktree")
  333 South Grand Avenue, 28th Floor
  Los Angeles, CA 90071.....................................         5,746,916                14.3
Aspen Advisors, LLC
  (and related entities) ("Aspen")
  152 W. 57th Street
  New York, NY 10019........................................         4,613,325                11.5
Moore Capital Management, Inc.
  (and related entities) ("Moore Capital")
  1251 Avenue of the Americas
  New York, NY 10020........................................         3,863,007                 9.6
CNA Financial Corporation
  (and related entities) ("CNA")
  CNA Plaza 23 South
  Chicago, IL 60685.........................................         3,225,087                 8.0
S.A.C. Capital Advisors, LLC
  (and related entities) ("S.A.C.")
  777 Long Ridge Road
  Stamford, CT 06902........................................         3,030,000                 7.5
The PNC Financial Services Group, Inc.
  (and related entities) ("PNC")
  One PNC Plaza
  249 Fifth Avenue
  Pittsburgh, PA 15222-2707.................................         2,148,258                 5.4

---------------

(1) Shares shown as beneficially owned by Lloyd I. Miller, III are as reported to the Company by Mr. Miller as of April 1, 2001. Such shares include 756,233 shares of Common Stock which Mr. Miller has the right to acquire through the exercise of warrants to purchase Common Stock. The Company believes, based on the information provided to it by Mr. Miller, that he has sole voting and investment power with respect to 3,345,001 shares and shared voting and investment power with respect to 2,525,001 shares.

(2) Shares shown as beneficially owned by Oaktree, Aspen, Moore, CNA, S.A.C. and PNC and their related entities are as reported on the latest Schedule 13G filing by each such stockholder. The filing for Oaktree reflects Oaktree has sole voting and investment power with respect to those shares reported as beneficially owned. Filings for Aspen, Moore, CNA and S.A.C. reflect that each such stockholder has shared voting and investment power with respect to those shares reported as beneficially owned. Shares shown as beneficially owned by PNC represent shares held in trusts for which PNC serves as trustee. With respect to these shares, Mr. Miller has sole investment power and both PNC and Mr. Miller have shared voting power. These shares are also reflected in the share totals for Mr. Miller as being beneficially owned by him.

                                   MANAGEMENT

     The following table sets forth, as of April 1, 2001 except as noted, the beneficial ownership of Common Stock by: (i) each director and nominee to the Board of Directors of Advantica (with the exception of director Lloyd I. Miller, III whose Common Stock ownership is reflected under "--Principal Stockholders" above), (ii) each executive officer of the Company included in the Summary Compensation Table on page 11, and (iii) all directors and executive officers of Advantica as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                        PERCENTAGE OF
                                                               AMOUNT AND NATURE OF        COMMON
                            NAME                              BENEFICIAL OWNERSHIP(1)       STOCK
                            ----                              -----------------------   -------------
James B. Adamson............................................           300,000                 *
Vera K. Farris..............................................            24,803                 *
James J. Gaffney............................................            31,803                 *
Nelson J. Marchioli.........................................                --                 *
Robert E. Marks.............................................            34,803                 *
Charles F. Moran............................................            30,803                 *
Elizabeth A. Sanders........................................            26,803                 *
Donald R. Shepherd..........................................            43,803                 *
Ronald B. Hutchison.........................................            64,500                 *
Rhonda J. Parish............................................            64,000                 *
Paul R. Wexler..............................................             1,500(2)              *
Stephen W. Wood.............................................           200,250                 *
All current directors and executive officers as a group (16
  persons)..................................................         6,599,704(3)           16.0

---------------
* less than one (1) percent.

(1) The Common Stock listed as beneficially owned by the following individuals includes shares of Common Stock which such individuals have the right to acquire (within sixty (60) days of April 1, 2001) through the exercise of stock options: (i) Mr. Adamson (100,000 shares), (ii) Messrs. Gaffney, Marks, Moran and Shepherd and Mss. Farris and Sanders (6,000 shares each),
    (iii) Messrs. Hutchison and Ms. Parish (62,500 shares each), (iv) Mr. Wood (200,000 shares) and (v) all current directors and executive officers as a group (356,500 shares). Each of the above mentioned options were granted by Advantica pursuant to the Advantica Stock Option Plan.

(2) Shares shown as beneficially owned by Paul R. Wexler are reflected as of December 31, 2000 and do not include shares Mr. Wexler had the right (as of December 31, 2000) to acquire through the exercise of stock options, since such options have subsequently expired pursuant to the terms of the Advantica Stock Option Plan.

(3) Includes shares beneficially owned by Lloyd I. Miller, III.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS OF ADVANTICA

     Pursuant to Advantica's Bylaws, the Board has set at nine (9) the number of directors to constitute the Board of Directors of Advantica. Accordingly, it is intended that proxies in the accompanying form will be voted at the Annual Meeting for the election of nine (9) nominees to the Board of Directors of Advantica. These nominees are: James B. Adamson, Vera K. Farris, James J. Gaffney, Nelson J. Marchioli, Robert E. Marks, Lloyd I. Miller, III, Charles F. Moran, Elizabeth A. Sanders and Donald R. Shepherd, each of whom has consented to serve and will serve as a director of Advantica, if elected, until the 2002 Annual Meeting of Stockholders and until his or her successor shall be elected and shall qualify, except as otherwise provided in Advantica's Restated Certificate of Incorporation and Bylaws, each as amended. Each nominee currently serves as a director. See also "Executive Compensation -- Employment
Agreements -- Adamson Employment Agreement" regarding the election of Mr. Adamson to the Board.

     If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with Advantica's Restated Certificate of Incorporation and Bylaws. Holders of Common Stock voting by proxy may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card or, if voting by telephone or the Internet, by following the instructions provided in connection therewith.

     The name, age, present principal occupation or employment, directorships and the material occupations, positions, offices, or employments for at least the past five years, of each director and nominee to the Board of Directors of Advantica are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his or her name for at least the past five years.

                                    CURRENT PRINCIPAL OCCUPATION OR
NAME                          AGE   EMPLOYMENT AND FIVE-YEAR EMPLOYMENT HISTORY
----                          ---   ------------------------------------------------------------
James B. Adamson              53    Chairman of Advantica (1995-present); Chief Executive
                                    Officer and President of Advantica (1995-February 2001);
                                    Chief Executive Officer and President of Denny's, Inc.
                                    ("Denny's") (2000-February 2001); Director of Kmart
                                    Corporation and FRD Acquisition Co.
Vera K. Farris                60    Director of Advantica; President of The Richard Stockton
                                    College of New Jersey (1983-present); Director of National
                                    Utilities Investors, Inc. and FRD Acquisition Co.
James J. Gaffney              60    Director of Advantica; Vice Chairman, Viking Pacific
                                    Holdings Limited, a diversified holding company
                                    headquartered in Auckland, New Zealand with approximately 23 different businesses based primarily in New Zealand (1998-
                                    present); Chairman, Vermont Investments Limited, a
                                    diversified holding company involved in manufacturing and
                                    distribution (1997-1998); President and Chief Executive
                                    Officer, General Aquatics, Inc., a company involved in
                                    swimming pool equipment manufacturing and construction
                                    (1995-1997); Director of SCP Pool Corporation, Hexcel
                                    Corporation, Seabulk >International, Inc., Safelite Glass
                                    Corporation, Purina Mills, Inc. and FRD Acquisition Co.
Nelson J. Marchioli           51    Chief Executive Officer and President of Advantica and
                                    Denny's (February 2001-present); President of El Pollo Loco,
                                    Inc. (1997-February 2001); Executive Vice President and
                                    Chief Operating Officer of Bruegger's Corporation
                                    (1996-1997); Senior Vice President of Worldwide Supply for
                                    Burger King Corporation (1995-1996); Director of FRD
                                    Acquisition Co.
Robert E. Marks               49    Director of Advantica; President of Marks Ventures, Inc.,
                                    New York, New York, a private equity investment firm
                                    (1994-present); Managing Director of Carl Marks & Co., Inc.
                                    (1982-1994); Director of Robert Fleming Capital Mutual Fund
                                    Group, Inc. and FRD Acquisition Co.
Lloyd I. Miller, III          46    Director of Advantica; Registered Investment Advisor
                                    (1990-present); Director of FRD Acquisition Co.
Charles F. Moran              71    Director of Advantica; Retired; Senior Vice President of
                                    Administration of Sears, Roebuck and Co. (1989-1993); Senior
                                    Vice President and Chief Information Officer of Sears,
                                    Roebuck and Co. (1988-1989); Director of Leapnet, Inc. and
                                    FRD Acquisition Co.
Elizabeth A. Sanders          55    Director of Advantica; Principal of The Sanders Partnership,
                                    Sutter Creek, California, a consulting firm (1990-present);
                                    Vice President and General Manager of Nordstrom, Inc.
                                    (1981-1990); Director of Washington Mutual, Inc., Wal-Mart
                                    Stores, Inc., Wellpoint Health Networks, Inc., Wolverine
                                    Worldwide, Inc. and FRD Acquisition Co.
Donald R. Shepherd            64    Director of Advantica; Retired; Chairman of Loomis, Sayles &
                                    Company, L.P., Boston, Massachusetts, an investment
                                    management firm (1992-1995); Chief Executive Officer and
                                    Chief Investment Officer of Loomis, Sayles & Company, L.P.
                                    (1990-1995); Director of Seabulk International, Inc., Geneva
                                    Steel Holdings Corporation and FRD Acquisition Co..

     In early 1997, the Company determined, in light of operating trends and the Company's liquidity and capital needs, to recapitalize the Company's enterprise over the long-term through a prepackaged plan pursuant to Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). In that regard, Flagstar Companies, Inc. ("FCI") and Flagstar Corporation ("Flagstar"), predecessor corporations of Advantica, commenced a voluntary Chapter 11 proceeding (the "Chapter 11 Proceeding") on July 11, 1997 in the United States Bankruptcy Court for the District of South Carolina (the "Bankruptcy Court"). A joint plan of reorganization (the "Plan of Reorganization") was confirmed by the Bankruptcy Court pursuant to an order entered as of November 12, 1997 and became effective on January 7, 1998 (the "Effective Date"). On the Effective Date, pursuant to the Plan of Reorganization, among other things, Flagstar merged with and into FCI, FCI changed its name to Advantica Restaurant Group, Inc., FCI's $.50 par value common stock (the "Old Common Stock") was cancelled, extinguished and retired, and Advantica issued 40,000,000 shares of the Common Stock to certain classes of former debtholders of Flagstar.

     Additionally, on the Effective Date, as part of the Plan of Reorganization, a new slate of directors was elected to the Board of Directors of Advantica. This new slate of directors included Messrs. Gaffney, Marks, Moran and Shepherd. Also elected as directors were Mr. Adamson and Mss. Farris and Sanders who had served on the boards of FCI and Flagstar. Additionally, the following current executive officers of Advantica served the Company as an executive officer during the Chapter 11 Proceeding: Messrs. Adamson, Hutchison, Marchioli and Ms. Parish.

     On February 14, 2001, FRD Acquisition Co. ("FRD"), a wholly owned subsidiary of Advantica, filed a voluntary petition under Chapter 11 of the Bankruptcy Code to facilitate the divestiture of its Coco's and Carrows brands and to preserve their going concern value. Mr. Hutchison and Ms. Parish are currently and were on the filing date of the Chapter 11 proceeding executive officers of FRD.

COMMITTEES OF THE BOARD OF DIRECTORS, LEAD DIRECTOR DESIGNATION AND MEETINGS

     There are two standing committees of the Board of Directors of Advantica, the Audit and Finance Committee and the Compensation and Incentives Committee. The Audit and Finance Committee currently consists of Messrs. Marks, Gaffney, and Moran, with Mr. Gaffney serving as Chairman. The Compensation and Incentives Committee is comprised of Mss. Farris and Sanders and Messrs. Shepherd, Marchioli and Miller, with Mr. Shepherd serving as Chairman. Set forth below is a summary of the principal functions of each committee and certain required Audit Committee disclosures.

          AUDIT AND FINANCE COMMITTEE. The Audit and Finance Committee (the "Audit Committee"), which held four meetings in 2000, recommends the appointment of the Company's outside auditors and monitors and evaluates such auditors' independence and performance, reviews the planned scope of the annual audit, reviews the conclusions of such auditors and reports the findings and recommendations thereof to the Board, reviews with the Company's auditors the adequacy of the Company's system of internal controls and procedures and the role of management in connection therewith, reviews with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission (the "SEC") and matters related thereto, reviews the adequacy of the Audit Committee's Charter on an annual basis and performs such other functions and exercises such other powers as the Board from time to time may determine. For a complete description of the Audit Committee's powers, duties and responsibilities see the charter of the Audit Committee attached as an appendix to this proxy statement.

          Each member of the Audit Committee meets the definition of independence as set forth under Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. Additionally, on May 24, 2000 the Board of Directors of Advantica adopted and approved a written charter for the Audit Committee, a copy of which is attached as an appendix to this proxy statement. Additionally, see page 8 for the Audit Committee Report for the fiscal year ended December 27, 2000.

          COMPENSATION AND INCENTIVES COMMITTEE. The Compensation and Incentives Committee (the "Compensation Committee"), approves and administers the compensation and employee benefit plans of the Company, oversees and advises the Board regarding the compensation of Company officers, reviews and makes recommendations to the Board concerning compensation practices, policies, procedures and retirement benefit plans and programs for the employees of the Company and oversees the activities of plan administrators and trustees and other fiduciaries under the Company's various employee benefit plans. It also administers the Company's stock option plans and such other similar plans as may from time to time be adopted by the Company, reviews and recommends candidates for election to the Board, reviews and makes recommendations to the Board regarding compensation practices, policies and procedures for members of the Board and performs such other functions and exercises such other powers as the Board from time to time may determine. In 2000, the Committee held five meetings.

     The Company currently has no standing nominating committee; however, the Board has delegated to the Compensation Committee the responsibility of reviewing and recommending to the Board candidates for service on Advantica's Board of Directors. The Compensation Committee will consider nominees recommended by stockholders. Such recommendations should be sent to the Secretary of Advantica at the Company's corporate office in Spartanburg, South Carolina.

     In addition to the above mentioned committee assignments, the Board in January 1999 elected to appoint from among members of the Board a Lead Director. The Lead Director role includes serving as interim Chairman of the Board and/or Chief Executive Officer of the Company in the event the existing Chairman or CEO is unable to serve due to accident, disability or other unexpected circumstances. Additionally, the Lead Director will meet with senior management and Board members to discuss and develop a roster of potential successors for the Chairman and/or CEO in the event one of them is unable to serve as a result of the circumstances mentioned above. Also, the Lead Director regularly meets by telephone with the Chief Executive Officer to discuss the financial and operational status of the Company, periodically visits the Company's corporate offices, remains in contact with the Company's primary lenders and significant stockholders and generally will stay abreast of Company issues in a more in-depth manner than required of other board members. Ms. Sanders served as Lead Director for years 1999 and 2000 and Mr. Marks is currently serving as Lead Director as of January 2001.

     During 2000, there were nine meetings of the Board of Directors of Advantica. Each director of Advantica attended at least 75% of the meetings of the Board of Directors of Advantica (and, as applicable, committees thereof) during 2000.

COMPENSATION OF DIRECTORS

     Each director of Advantica other than Mr. Adamson receives the following compensation: (i) a $30,000 annual cash retainer (paid in $7,500 installments on a quarterly basis), (ii) an annual restricted stock retainer (the size of such award determined annually by the Compensation Committee) with a requirement that the restricted stock be held until the director resigns or retires from the Board (for the years 1998, 1999, 2000 and 2001, 1,000, 1,702, 6,667 and 9,434
shares, respectively, were awarded to each director) and (iii) a stock option grant every three (3) years (6,000 shares were granted in 1998 and 15,000 shares were granted in 2001). Such options have a term of 10 years, become exercisable at a rate of 33 1/3% per annum for three consecutive years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition to the above described compensation, the Lead Director beginning for the year 2001 will receive $70,000 annually for his service as lead director and the chairmen of the Audit Committee and the Compensation Committee each receive additional compensation of $10,000 annually for their service as the committee chair. Additionally, during 2000, the Board appointed a CEO succession planning committee, consisting of Messrs. Gaffney, Marks, Miller, Shepherd and Ms. Sanders. This committee was given the responsibility of recommending to the Board a successor to Advantica's Chief Executive Officer, Mr. Adamson. For their services in 2000, each committee member received $500 for each one hour or longer telephonic meeting, $1,000 for each face-to-face meeting scheduled in connection with other Board-related business and $2,500 for separately scheduled meetings.

                    SELECTION OF INDEPENDENT PUBLIC AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP as the principal independent public auditors of the Company for the year 2001. Deloitte & Touche LLP has acted in such capacity for the Company since 1986. This selection is submitted for approval by the stockholders at the Annual Meeting.

     Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

     AUDIT FEES. The aggregate fees of Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 27, 2000 and for the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 27, 2000 totaled $821,900.

     ALL OTHER FEES. The aggregate fees of Deloitte & Touche LLP for all services performed for the Company other than the audit of the Company's financial statements for the year ended December 27, 2000 totaled $253,115. The Audit Committee has reviewed these services performed by Deloitte & Touche LLP and considers the provision of these services to be compatible with Deloitte & Touche LLP maintaining its independence.

                    APPROVAL OF 2001 INCENTIVE COMPENSATION

     The Compensation Committee and the Board of Directors of Advantica have approved certain incentive compensation arrangements for 2001 for Advantica's executive officers and certain other key employees pursuant to Advantica's 2001 Incentive Program (the "2001 Incentive Program"). The Board is presenting such arrangements to the stockholders for their approval at the Annual Meeting to the extent required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to maximize the tax deductibility to the Company of amounts that may ultimately be paid under such arrangements to the Company's Chief Executive Officer and the four highest compensated officers other than the Chief Executive Officer.

     Under the 2001 Incentive Program, plan participants will receive target awards ("Target Awards") equal to a percentage of their base salary depending on the group classification assigned to such participant. With the exception for certain designated officers described further below, a participant's Target Award will be determined in the following manner. A participant will receive (1) 50% of his/her Target Award if Denny's attains targeted EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) performance levels for fiscal year 2001, (2) 20% of his/her Target Award if Denny's systemwide same store sales ("SSS") for fiscal year 2001 increase at a targeted rate over the previous year, (3) 20% of his/her Target Award if Denny's achieves targeted customer counts in the third and fourth quarters of the 2001 fiscal year, and
(4) the remaining 10% of his/her Target Award if the target rate for a desired response for fiscal year 2001 is achieved through "Direct Connect", the Interactive Voice Response system at Denny's which collects customer feedback on service in the restaurants. Certain designated executive officers will have their Target Awards allocated on the following basis: (1) 25% will be based on EBITDA performance levels, (2) 10% will be based on Denny's systemwide SSS, (3) 20% will be based on Denny's targeted customer counts, (4) 10% will be based on the Direct Connect response rate, (5) 20% will be based on achieving targeted refranchising results at Denny's for fiscal year 2001, (6) 10% will be based on the Company achieving a targeted net debt to EBITDA ratio and (7) 5% will be based on the Company achieving a targeted net interest to EBITDA ratio.

     If SSS and/or EBITDA target performance levels are exceeded, a participant's award will be increased by incremental amounts in direct relation to the excess performance amounts, but in no event may these incremental awards attributable to additional performance exceed 50% of the total incremental dollar increase in actual EBITDA over targeted EBITDA.

     Payments of awards under the 2001 Incentive Program will be made as soon as practicable after the end of the calendar year and the compilation of final financial results. The Board has reserved the right to cancel, modify or amend the 2001 Incentive Program at any time up through and including the day before the end of the performance period, and such cancellation, modification or amendment may be retroactive to the beginning of the year. A total of approximately 413 employees are participants in the 2001 Incentive Program.

     The benefits or amounts that will be received by or allocated to the officers named in the Summary Compensation Table and to other categories of individuals or employees under these incentive compensation arrangements are set forth in the table below based upon the assumption that such individuals or categories of individuals receive 100% of their respective Target Awards under the terms of the 2001 Incentive Program. For further discussion of Mr. Adamson's incentive bonus arrangement, which is separate from and not a part of the 2001 Incentive Program and Mr. Marchioli's incentive bonus arrangement, see "Executive Compensation -- Employment Agreements."

                               NEW PLAN BENEFITS

                             2001 INCENTIVE PROGRAM

                                                                                 NUMBER
NAME AND POSITION                                             DOLLAR VALUE($)   OF UNITS
-----------------                                             ---------------   --------
James B. Adamson
  Chairman of Advantica.....................................    $      -0-        --
Ronald B. Hutchison
  Executive Vice President and Chief Financial Officer of
     Advantica..............................................       226,460        --
Rhonda J. Parish
  Executive Vice President, General Counsel and Secretary of
  Advantica and Denny's.....................................       211,250        --
Paul R. Wexler
  Former Executive Vice President, Procurement and
  Distribution of Advantica.................................           -0-        --
Stephen W. Wood
  Former Executive Vice President, Human Resources and
  Corporate Affairs of Advantica............................           -0-        --
All current executive officers as a group (9 persons).......     1,598,823        --
All current non-executive officer directors as a group......           -0-        --
All current non-executive officer employees as a group (404
  persons)..................................................     3,514,594        --

                             AUDIT COMMITTEE REPORT

     A formal written charter, attached as an appendix to this proxy statement, was adopted by the Audit Committee on March 14, 2000 and was subsequently approved and adopted by the Board of Directors of Advantica on May 24, 2000. The Audit Committee fulfilled its responsibilities under and remained in compliance with the charter during the fiscal year ended December 27, 2000. Additionally, the Audit Committee has prepared the following report on its activities with respect to the audit of the Company's annual financial statements for the fiscal year ended December 27, 2000.

     - The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

     - The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent public auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

     - The Audit Committee has received the written disclosure and the letter from Deloitte & Touche LLP, required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche LLP its independence from the Company.

     - Based on and pursuant to the review and discussions described above, the Audit Committee has recommended to the Board of Directors of Advantica that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2000 for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE

     James J. Gaffney, Chairman
     Robert E. Marks
     Charles F. Moran

                             EXECUTIVE COMPENSATION

COMPENSATION AND INCENTIVES COMMITTEE REPORT

     COMPENSATION PHILOSOPHY

     Under the oversight and direction of the Compensation and Incentives Committee, the Company has developed and implemented a compensation program for its executive officers designed to attract and retain top quality leadership talent while ensuring senior leaders' interests are sufficiently aligned with the interests of stockholders.

     In June 1998, an outside, independent international human resources consulting firm, Hewitt Associates LLC ("Hewitt"), completed a study of the Company's compensation program for its top executive and management positions. To form a basis of comparison, Hewitt conducted a compensation measurement study against a custom group of 14 food, entertainment, retail and hospitality companies. The study concluded that Advantica's total compensation package for its senior management was in line with the current market. The Company has in subsequent years relied upon annual salary survey data to ensure that executive compensation remains in line with the current market. Additionally, in late 1999 the Company's management and board of directors, assisted by outside advisors, began an extensive review of the Company's operations and structure. This review resulted in the development and implementation of an overall corporate strategy, beginning in early 2000, which focuses the Company's direction primarily on the Denny's concept and includes (1) efforts to move toward a more franchised-based operation and (2) actions to streamline the Company's overhead structure by merging corporate administrative functions with the Denny's organization. The Company's Incentive Compensation Program, described elsewhere herein, has subsequently been structured, in part, to reward the achievement of the goals and objectives set forth in the Company's new strategic plan.

     Base salary and incentive bonuses continued to represent for 2000 the largest components of total compensation for the Company's executive officers. For fiscal year 2001 and beyond, the Company plans to continue, consistent with the findings of the Hewitt study and the new corporate strategy, to move toward a greater emphasis on long-term compensation primarily by issuing additional stock options.

     2000 EXECUTIVE OFFICER COMPENSATION PROGRAM

     The 2000 executive officer compensation program of Advantica had three primary components: (1) BASE SALARY, (2) SHORT-TERM INCENTIVES, and (3) LONG-TERM INCENTIVES. Base Salary is established on the basis of (i) annual quantitative market data in the form of salary comparisons to peer position groupings within the restaurant and food service industry and other industries for positions not unique to the food service sector, and (ii) Company specific factors such as positions of responsibility and authority, years of experience and performance. SHORT-TERM INCENTIVES under the Company's 2000 Incentive Program (which is substantially similar to the 2001 Incentive Plan described elsewhere herein -- see "Approval of 2001 Incentive Compensation"), are based primarily upon the achievement of certain Company quantitative performance goals with a lesser amount based upon the achievement of certain non-quantitative service objectives known as "Service Metrics" designed to reward participants for the successful completion of certain defined customer service criteria during the year. These initiatives varied by department and were established by the Company and the Compensation Committee during the first quarter of the performance period. For certain designated executive officers, in lieu of the targeted Service Metrics, a portion of the officer's award was based upon the achievement of certain other performance goals known as "Strategic Execution" goals established by the Company and Compensation Committee for each such officer. Such Strategic Execution goals included (a) the divestiture of Coco's and Carrows, (b) achieving certain changes in the Company's capital structure necessary to execute the Company's business plan, (c) the achievement of certain defined Denny's refranchising targets, (d) achieving certain expense reduction targets, (e) the development of a lower cost Denny's reimage model and (f) not exceeding certain levels of debt for the current fiscal year. In 2000, the Company did not pay full bonus amounts to employees because all of the quantitative performance goals were not achieved. However, as a result of the achievement of certain of the quantitative performance goals and based upon the achievement of the Service Metrics and certain of the Strategic Execution goals, the Compensation

Committee did approve the payment of partial awards to employees, including executive officers, in accordance with the terms of the 2000 Incentive Program. LONG-TERM INCENTIVES currently consist solely of stock options. During 2000, executive officers of the Company were not granted options under the Company's stock option plan. The Compensation Committee, in administering such plan, has allocated options in prior years and expects in future years to allocate options to the Company's executive officers and others based on an evaluation of their relative levels of responsibility for and their potential contribution to the Company's operating results in order to provide them significant long-term incentives to enhance stockholder value.

     Additionally, Company executives are eligible to participate in certain Company retirement and savings plans, as well as various other benefit plans intended to provide a safety net of coverage against various events, such as death, disability and retirement.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     With respect to Section 162(m) of the Code and underlying regulations pertaining to the deductibility of compensation to certain executive officers in excess of $1 million, the Compensation Committee has adopted a policy to comply with such limitations, to the extent practicable, including its presentation of the Company's annual incentive compensation plans to the stockholders for prior approval. However, the Compensation Committee has also determined that some flexibility is required, notwithstanding these statutory and regulatory provisions, in negotiating and implementing the Company's incentive compensation program. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance objectives and other criteria which it may determine, in its discretion, from time to time.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     In the form of base salary, bonus payments and other payments, Mr. Adamson received in 2000 the compensation reflected and described in the Summary Compensation Table set forth below. Such compensation to Mr. Adamson was in accordance with the terms of his employment agreement, described elsewhere herein, and followed generally the philosophy and programs described above for Advantica's executive officers.

COMPENSATION AND INCENTIVES COMMITTEE

     Donald R. Shepherd, Chairman
     Vera K. Farris
     Nelson J. Marchioli
     Lloyd I. Miller, III
     Elizabeth A. Sanders

COMPENSATION OF OFFICERS

     The following summary compensation table sets forth, for the Company's last three (3) completed fiscal years, the compensation provided by the Company to its Chief Executive Officer and four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                              ANNUAL             --------------
                                                         COMPENSATION (1)          SECURITIES      ALL OTHER
NAME AND PRINCIPAL POSITION                         --------------------------     UNDERLYING     COMPENSATION
AS OF DECEMBER 27, 2000                      YEAR   SALARY($)(2)   BONUS($)(3)   OPTIONS (#)(6)    ($)(4)(5)
---------------------------                  ----   ------------   -----------   --------------   ------------
James B. Adamson                             2000    $1,097,635    $1,646,152            --        $  177,680
  Chairman, Chief Executive Officer and      1999     1,096,519       825,000            --            80,826
  President of Advantica and Denny's         1998     1,096,597            --       700,000         5,819,315
Ronald B. Hutchison                          2000       330,514       122,850            --           227,950
  Executive Vice President and Chief         1999       301,535       178,753       150,000           186,160
  Financial Officer of Advantica and
     Denny's                                 1998       267,174       162,505       150,000           158,750
Rhonda J. Parish                             2000       297,713       111,150            --           226,666
  Executive Vice President, General Counsel  1999       277,575       175,500       150,000           185,639
  and Secretary of Advantica and Denny's     1998       247,951       146,250       150,000           153,880
Paul R. Wexler                               2000       243,101        95,552            --           224,982
  Executive Vice President, Procurement      1999       233,285       152,577       150,000           184,220
  and Distribution of Advantica              1998       227,417       146,250       150,000           157,700
Stephen W. Wood                              2000       265,967        99,450            --           225,425
  Executive Vice President, Human            1999       245,924       152,577       150,000           184,351
  Resources and Corporate Affairs of
     Advantica                               1998       231,272       146,250       150,000           155,360

---------------

(1) The amounts shown for each named executive officer exclude perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for any year included in this table.

(2) The amounts in this column include certain costs and credits to the named executive officers relating to certain life, health and disability insurance coverage provided through the Company.

(3) The amounts shown in this column reflect bonus payments received in the respective year by the named executive officers under the Company's incentive programs which may relate to the prior fiscal year.

(4) The amounts for Mr. Adamson for 2000, 1999 and 1998 consist of (1) Company-paid life insurance premium payments of $17,383, $17,249 and $16,880, respectively, (2) contributions of $46,073, $25,385 and $19,800, respectively, made to the Advantica Secured Savings Plan (the "ASSP"), a non-qualified deferred compensation plan, (3) Company-paid travel expenses of $12,381, $11,000 and $22,819, respectively, (4) reimbursement of certain incurred professional fees totaling $66,598, $27,192 and $28,874, respectively, (5) reimbursement for certain tax payments of $35,245 in 2000 and $1,780,942 in 1998, (6) a retention payment for 1998 of $2,000,000 and
    (7) a $1,950,000 payment in 1998 for the purchase of 200,000 shares of Common Stock (paid in lieu of a scheduled $3,000,000 retention payment due to Mr. Adamson on January 2, 1999 pursuant to Mr. Adamson's employment agreement). For additional information see "Executive
    Compensation -- Employment Agreements -- Adamson Employment Agreement."

(5) The amounts for Ms. Parish and Messrs. Hutchison, Wexler and Wood include company contributions made to such officers' accounts under the ASSP, which for 2000 amounted to $11,666, $12,950, $9,982 and $10,425 respectively, for
    1999 amounted to $10,639, $11,160, $9,220 and $9,351 respectively, and for
    1998 amounted to $3,880, $8,750, $7,700 and $5,360, respectively. With the exception of Mr. Adamson, each named executive officer's amounts reflect leadership retention payments of $215,000 in 2000, $175,000 in 1999 and $150,000 in 1998.

(6) The numbers for each of the named executive officers except Mr. Adamson include for 1998 an option to purchase 100,000 shares which was subsequently rescinded by the named executive officers and effectively cancelled and terminated as of August 15, 2000. Additionally, the numbers for Mr. Adamson for 1998 include an option to purchase 500,000 shares which was subsequently rescinded by Mr. Adamson and effectively cancelled and terminated as of August 15, 2000.

STOCK OPTIONS

     There were no stock options granted to the named executive officers during the fiscal year ended December 27, 2000. The following table sets forth information with respect to the 2000 year-end values of unexercised options, all of which were granted by Advantica pursuant to the Advantica Stock Option Plan, held by each of the persons named in the Summary Compensation Table at fiscal year-end.

                    AGGREGATED OPTION EXERCISES IN 2000 AND
                         FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF           VALUE OF
                                                   SECURITIES        UNEXERCISED IN-
                                                   UNDERLYING       THE-MONEY OPTIONS
                                                   UNEXERCISED          AT FISCAL
                                                OPTIONS AT FISCAL       YEAR-END
                                                  YEAR-END (#)             ($)
                                                -----------------   -----------------
                                                  EXERCISABLE/        EXERCISABLE/
NAME                                              UNEXERCISABLE       UNEXERCISABLE
----                                            -----------------   -----------------
James B. Adamson..............................   100,000/100,000         --/--
Ronald B. Hutchison...........................    62,500/137,500         --/--
Rhonda J. Parish..............................    62,500/137,500         --/--
Paul R. Wexler................................    62,500/137,500         --/--
Stephen W. Wood...............................    62,500/137,500         --/--

     No options held by the above named executive officers were exercised in 2000.

RETIREMENT PLANS

     The Advantica Pension Plan (the "Pension Plan"), a tax qualified defined benefit retirement plan, is maintained by Advantica. Such plan is described below.

     The following table shows the estimated annual benefits for a single life annuity that could be payable under the Pension Plan, as amended, and the ancillary plan described below upon a person's normal retirement at age 65 if that person were in one of the following classifications of assumed compensation and years of credited service.

                      AVERAGE ANNUAL
                       REMUNERATION                                         YEARS OF SERVICE
                           OVER                              -----------------------------------------------
                    A FIVE-YEAR PERIOD                         15        20        25        30        35
                    ------------------                       -------   -------   -------   -------   -------
$  200,000.................................................  $42,368   $56,490   $70,613   $84,735   $98,858
   250,000.................................................   53,618    71,490    89,363   107,235   125,108
   300,000.................................................   64,868    86,490   108,113   129,735   151,358
   350,000.................................................   76,118   101,490   126,863   152,235   177,608
   400,000.................................................   87,368   116,490   145,613   174,735   203,858
   500,000.................................................  109,868   146,490   183,113   219,735   256,358
   600,000.................................................  132,368   176,490   220,613   264,735   308,858
   700,000.................................................  154,868   206,490   258,113   309,735   361,358
   800,000.................................................  177,368   236,490   295,613   354,735   413,858
   900,000.................................................  199,868   266,490   333,113   399,735   466,358
 1,000,000.................................................  222,368   296,490   370,613   444,735   518,858
 1,200,000.................................................  267,368   356,490   445,613   534,735   623,858
 1,400,000.................................................  312,368   416,490   520,613   624,735   728,858
 1,600,000.................................................  357,368   476,490   595,613   714,735   833,858

     The Pension Plan is noncontributory and generally covers employees of Advantica (but not employees of its subsidiaries Denny's, Coco's and Carrows). In 1999, the Pension Plan was amended to effect the following changes (1) no new participants will be allowed into the plan after December 31, 1999; (2) all future pension benefit accruals for highly compensated employees will be earned beginning January 1, 2000 under the ancillary plan described below, and (3) all benefit accruals earned under the plan and ancillary plan will be frozen as of December 31, 2004. Participants in the Pension Plan, therefore, are limited to those employees who, on or prior to December 31, 1999, had attained the age of 21 and had completed one thousand hours of service. A participant's annual retirement benefit under the Pension Plan at normal retirement age is calculated by multiplying the number of years of participation in the Pension Plan (not to exceed 35 years, and not including years after 1999 for highly compensated participants or years after 2004 for other participants) by the sum of one percent of the average Compensation (as defined below) paid during 60 consecutive calendar months chosen to produce the highest average through 1999 for highly compensated participants or through 2004 for other participants ("Average Compensation" for the purposes of this paragraph) plus an additional one-half of one percent of the Average Compensation in excess of the average Social Security wage base. Benefits payable cannot exceed 50% of the Average Compensation. Plan benefits are normally in the form of a life annuity or, if the retiree is married, a joint and survivor annuity. "Compensation" for the purpose of this paragraph generally consists of all remuneration paid by the employer to the employee for services rendered as reported or reportable on Form W-2 for federal income tax withholding purposes (including the amount of any year-end bonus paid), excluding reimbursements and other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits (such exclusions including, without limitation, severance pay, leadership retention payments, relocation allowance, gross-up pay to compensate for taxable reimbursements, hiring bonuses, cost of living differentials, special overseas premiums, compensation resulting from participation in, or cancellation of, stock option plans, contributions by the employer to the Pension Plan or any other benefits plan and imputed income resulting from the use of Company property or services). Except for limited purposes described in the plan, Compensation also includes any deferred compensation under a Section 401(k) plan maintained by the employer and salary reduction amounts under a Section 125 plan maintained by the employer. The funding of the Pension Plan is based on actuarial determinations.

     Ancillary to the Pension Plan is a non-qualified plan for a select group of management and highly compensated employees that provides for benefits limited by the limits on benefits and compensation under the Code. "Compensation" and "Average Compensation" are defined in this ancillary plan the same way they are defined in the Pension Plan. Consequently, the accrual of all further benefits under the ancillary plan shall cease on and after December 31, 2004. Benefits payable under the ancillary plan are included in the table above.

     The maximum annual pension benefit payable under the Pension Plan for 2000 was $135,000 (or, if greater, the participant's 1982 accrued benefit).

     Except for the accrual of certain non-qualified benefits as described herein, the Compensation included under the Pension Plan (including the ancillary non-qualified plan) generally corresponds with the annual compensation of the named executive officers in the Summary Compensation Table above. Includable Compensation for 2000 for Ms. Parish and Messrs. Adamson, Hutchison, Wexler and Wood was $408,265, $2,746,156, $454,004, $348,630 and $366,566,
respectively.

     As of December 31, 2000, the estimated credited years of service under the Advantica Pension Plan for Ms. Parish and Messrs. Adamson, Hutchison, Wexler and Wood at normal retirement age was 9, 9, 8, 9 and 11, respectively.

     Employees with age and service equaling or exceeding 85 and who are within five years of the normal retirement age will receive no reduction of accrued benefits. Employees who are at least 55 years of age with 15 years of service will receive a reduction of three percent in accrued benefits for the first five years prior to normal retirement date and six percent for the next five years. Accrued benefits for employees retiring with less than 15 years of service will be actuarially reduced beginning at age 55. Vesting of retirement benefits was also changed to comply with the law from 12-year graduating vesting to five-year cliff vesting for the plan.

EMPLOYMENT AGREEMENTS

     ADAMSON EMPLOYMENT AGREEMENT

     Mr. Adamson and Advantica have entered into an employment agreement (as entered into effective January 23, 1995, amended on February 27, 1995 and December 31, 1996, amended and restated as of January 7, 1998, and further amended pursuant to addendum agreements effective January 1, 2000 and January 24, 2001, collectively, the "Adamson Employment Agreement") which provides that Advantica will employ Mr. Adamson as Chief Executive Officer and President of Advantica and Denny's until the earlier of January 1, 2002, his death or termination of employment by reason of permanent disability, voluntary termination of employment or involuntary termination with or without cause (as defined) and the Board shall continue to nominate Mr. Adamson as a director of the Company and Mr. Adamson shall serve as the Board's Chairman during his employment term. Additionally, under the Adamson Employment Agreement, the Company shall not change Mr. Adamson's title, duties or responsibilities without Mr. Adamson's consent. On February 5, 2001, the Company with Mr. Adamson's consent, named Nelson J. Marchioli the President and Chief Executive Officer of Advantica and Denny's with Mr. Adamson continuing as the Chairman of the Board of Advantica. The Adamson Employment Agreement further prohibits Mr. Adamson from soliciting for employment the employees of the Company or its affiliates and from engaging in certain competitive activities generally during his term of employment and for a period of two years after the later of the termination of his employment or the date on which the Company is no longer required to make certain termination benefits. The Adamson Employment Agreement further prohibits Mr. Adamson from using or disclosing certain "confidential" or "proprietary" information for purposes other than carrying out his duties with the Company.

     Under the Adamson Employment Agreement, Mr. Adamson is entitled to (i) an annual base salary as determined by the Board during Mr. Adamson's term of employment, but in no event less than $1,100,000 unless the Company implements a broad scale salary reduction initiative, (ii) during 2000 and 2001, success bonuses available to be earned in amounts totaling no less than $7,405,750 (i.e., an amount equal to the sum of 200% of his annual target bonus plus 299% of his base salary and his targeted bonus) upon the successful completion of certain strategic initiatives such as the divestiture of Coco's and Carrows, achieving certain changes in the Company's capital structure necessary to execute the Company's business plan, CEO succession and the achievement of certain customer growth, service, refranchising, reimaging and financial health targets (for 2000 $1,563,650 of the success bonuses under the terms of the Adamson Agreement was earned), (iii) a lump sum payment of $1,500,000 for the purchase of Mr. Adamson's Greenville, SC residence to be paid within ten (10) business days after January 1, 2002 or earlier upon the occurrence of Mr. Adamson's termination without cause or the Company's relocation, (iv) cash payments of $1 million, if, at anytime prior to January 1, 2002, the closing bid price for any consecutive thirty (30) day period equals or exceeds $5 per share, and $500,000 if the average closing bid price for Common Stock for the thirty (30) day period immediately prior to January 1, 2002 equals or exceeds $5 per share and (v) life insurance coverage maintained by the Company with death benefits of at least $3,250,000 in the aggregate. Such success bonuses, however, will not be due or owing for the successful completion of any of the above referenced strategic initiatives on or after the commencement of a financial restructuring under Chapter 11 of the Bankruptcy Code or analogous law unless the distribution received per share under such proceeding by holders of Common Stock equals or exceeds the average of the closing bid and asked prices for such a share on the last trading day immediately preceding the commencement of the proceeding. Additionally, pursuant to the Adamson Employment Agreement, in 2000, Mr. Adamson received a cash payment of $1,300,000, representing the purchase price of his Charleston, SC residence, which was paid from the proceeds received by the Company from the sale of Mr. Adamson's Charleston residence.

     In January 1998, under the Adamson Employment Agreement, Mr. Adamson received under the Advantica Stock Option Plan an option (the "Adamson Option") to purchase 500,000 shares of the Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant. Effective August 15, 2000 Mr. Adamson, along with other officers of the Company, agreed to the rescission, termination and cancellation of the option awards they received in January 1998.

     The Adamson Employment Agreement also entitles Mr. Adamson to certain other privileges, reimbursements and benefits, including participation in all of the Company's benefit plans generally applicable to the Company's executive officers and reimbursement of certain professional fees and travel and relocation expenses. Additionally, his agreement entitles him to generally participate in the Company's welfare benefits in addition to any continuation coverage to which he is entitled, for two (2) years after the completion of his current employment term on January 1, 2002.

     In the event of Mr. Adamson's termination of employment during the term of the Adamson Employment Agreement, the Company is required to make payments as follows based upon the cause of such termination: (i) if by reason of death, Mr. Adamson's surviving spouse is entitled to be paid an amount equal to Mr. Adamson's base salary and annual bonus and continuation of certain benefits for a one-year period after his death; (ii) if by reason of permanent disability, Mr. Adamson is entitled to be paid one-half of his base salary and annual bonus and continuation of certain benefits for a period of two years after termination of employment; and (iii) if by the Company other than for cause, Mr. Adamson is, in general, entitled to (a) the payment of $7,405,750 (less the sum of the amount of success bonus already paid or not paid for failure to attain the applicable strategic initiatives), and (b) continuation of certain benefits and other contract rights. In the event of a termination by the Company of Mr. Adamson's employment for some reason other than for cause following the consummation of a change of control of the Company that occurs prior to January 1, 2002, Mr. Adamson shall be paid $7,405,750 less the sum of the success bonus already paid or not paid for failure to attain the applicable strategic initiatives. In the event of termination for cause or voluntary termination, the Company shall pay Mr. Adamson generally the benefits due him under the Company's benefit plans for his services rendered to the Company through his date of termination.

     MARCHIOLI EMPLOYMENT AGREEMENT

     Mr. Marchioli and Advantica entered into an employment agreement (the "Marchioli Employment Agreement") effective February 5, 2001 (the "Agreement Effective Date") which provides that Advantica will employ Mr. Marchioli as President and Chief Executive Officer of Advantica and its wholly owned subsidiary Denny's, Inc. for a period of three (3) years from the Agreement Effective Date unless terminated earlier by reason of his death, permanent disability, voluntary termination or involuntary termination with or without cause. The Marchioli Employment Agreement prohibits Mr. Marchioli from soliciting for employment the employees of the Company or its affiliates and from engaging in certain competitive activities generally during his term of employment and for a period of one year after the later of the termination of his employment or the date on which the Company is no longer required to make certain termination benefits. The Marchioli Employment Agreement further prohibits Mr. Marchioli from using or disclosing certain "confidential" or "proprietary" information for purposes other than carrying out his duties with the Company.

     Under the Marchioli Employment Agreement, Mr. Marchioli is entitled to: (i) an annual base salary of $600,000, (ii) an annual performance bonus at an annual rate of at least 75% of his annual base salary if the Company and Mr. Marchioli achieve budgeted financial and other performance targets which shall be established by the Compensation Committee, with the payment of the performance bonus for the year 2001 being guaranteed by the Company, (iii) a grant of an option (the "Marchioli Option") as of the Agreement Effective Date under the Advantica Stock Option Plan, to purchase, for a ten year period, 2,000,000 shares of the Common Stock (at an exercise price equivalent to the fair market per share of the Common Stock on the Agreement Effective Date with respect to 1,250,000 shares and $2.00 per share with respect to the remaining 750,000 shares) which vests at a rate of 33 1/3% per year beginning on the first anniversary date of the grant and which becomes 100% vested in the event of (a) termination without cause in which case the option shall be exercisable for 36 months following the effective date of such termination, (b) a dissolution or liquidation of Advantica, (c) a sale of all or substantially all of Advantica's assets, (d) a merger or consolidation involving Advantica where Advantica is not a surviving corporation or where holders of the Common Stock receive securities or other property from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock and (iv) a sign-on bonus within five
(5) days of the Agreement Effective Date in the amount of $1,623,264. The Marchioli Employment Agreement entitles Mr. Marchioli to certain other privileges and benefits, including participation in all of the Company's benefit plans, generally applicable to the Company's executive officers.

     In addition to the compensation described above, under the terms of the Marchioli Employment Agreement the Company will pay or reimburse Mr. Marchioli for all normal and reasonable expenses he incurs during his employment term in connection with his responsibilities to the Company, including his travel expenses. Additionally, if Mr. Marchioli during his employment elects to relocate to Greenville/Spartanburg the Company will provide him with the full relocation benefits package applicable to Company executive officers, including the guaranteed buyout of his current primary residence in California. For the portion of his employment term which Mr. Marchioli elects not to relocate to Greenville/Spartanburg, he will be paid a $25,000 annual travel allowance and a $25,000 annual housing allowance, each of which will be grossed up at a combined rate for tax purposes which is necessary to provide a net amount to Mr. Marchioli of $25,000 annually for each of said allowances. The Company further agreed under the terms of the Marchioli Employment Agreement to: (i) generally defend and indemnify Mr. Marchioli against any breach of contract claim made by his former employer ensuing from his acceptance of employment with the Company, provided Mr. Marchioli is in compliance with the notice of termination provision of his employment agreement with his previous employer, and (ii) to reimburse Mr. Marchioli for all reasonable legal, accounting and financial advisor fees and expenses incurred for the personal tax, financial and estate planning services in the negotiation and documentation of the Marchioli Employment Agreement.

     In the event of Mr. Marchioli's termination of employment during the term of the Marchioli Employment Agreement, the Company is required to make payments as follows based upon the cause of such termination (i) if by reason of death, Mr. Marchioli's surviving spouse is entitled to be paid an amount equal to Mr. Marchioli's base salary and annual bonus and his eligible family dependents are entitled to receive certain health and welfare benefits for a one-year period after his death; (ii) if by reason of permanent disability, Mr. Marchioli is entitled to be paid one-half of his base salary and annual bonus and he and his eligible family dependents are entitled to receive certain health and welfare benefits for a period of two years after termination of employment; and (iii) if by the Company other than for cause, Mr. Marchioli is, in general, entitled to
(a) a lump sum in an amount equal to the greater of the number of full and fractional years remaining in his employment term or one year of his then current annual base salary and annual bonus, (b) the immediate vesting of 100% of the Marchioli Option to be exercisable as of the date of termination for a period of 36 months after termination, and (c) continuation of certain benefits and other contract rights. Furthermore, in the event of termination for cause or voluntary termination, the Company shall pay Mr. Marchioli the portion of his annual base salary earned through his termination date and generally the benefits due him under the Company's benefit plans for his services rendered to the Company through his date of termination.

     OTHER EMPLOYMENT AGREEMENTS

     Each of the named executive officers other than Mr. Adamson are parties to separate letter agreements with the Company, dated February 9, 2000, which update and replace similar prior agreements and provide, for the named executive officers, the following compensation and benefits. Leadership retention payments totaling $250,000 in the aggregate are to be paid periodically to each of the named executive officers over a two (2) year period provided the named executive officer remains employed with the Company as of such payment dates. Each such scheduled payment is subject to upward adjustment based upon improved stock price performance. In addition to the leadership retention payments, each named executive officer will also be entitled to the payment of severance benefits equal to the sum of (a) two times the named executives' then current base pay and targeted annual bonus, (b) an amount, grossed up for applicable taxes, equal to actual benefit credits for an eighteen-month period and vested benefits under the ancillary non-qualified pension plan, (c) a lump sum amount equal to two (2) times the named executive's annual car allowance and (d) an amount equal to any accrued but unused vacation time. Such severance payment shall be guaranteed by certain subsidiaries of the Company. The letter agreements further provide that the named executive officers will receive career placement benefits upon a termination without cause and that all stock options granted by the Company to the named executive officer shall become 100% exercisable in the event of (a) termination without cause, (b) a dissolution or liquidation of Advantica, (c) a sale of all or substantially all of Advantica's assets, (d) a merger or consolidation involving Advantica in which Advantica is not the surviving corporation or in which holders of the Common Stock receive securities from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following persons served as members of the Compensation Committee during the fiscal year ended December 27, 2000: Ronald E. Blaylock, Vera K. Farris, Lloyd I. Miller, III, Elizabeth A. Sanders and Donald R. Shepherd. None of the members of the Committee were officers or employees of the Company or had any relationship directly or indirectly with the Company requiring disclosure under SEC regulations.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Pursuant to the Plan of Reorganization, on the Effective Date, all of the Old Common Stock existing as of the Effective Date was cancelled, extinguished and retired. Also on the Effective Date, Advantica issued the Common Stock, which has been registered under Section 12 of the Exchange Act. Consequently, set forth below is a line graph comparing the cumulative total stockholders' return on the Common Stock against the cumulative total return of the Russell 2000(R) Index and a peer group index for the Company's fiscal years 1998, 1999 and 2000, commencing on January 8, 1998, the date the Common Stock was listed on The Nasdaq Stock Market(R), and ending December 27, 2000. (The Common Stock was subsequently transferred from the Nasdaq National Market to the Nasdaq SmallCap Market on December 27, 1999 and later moved to the Over-the-Counter Bulletin Board on January 9, 2001). The graph and table assume that $100 was invested on January 8, 1998 in each of the Company's Common Stock, the Russell 2000(R) Index and the peer group index and that all dividends were reinvested.

                                                 RUSSELL 2000 INDEX (1)       PEER GROUP INDEX (2)              ADVANTICA
                                                 ----------------------       --------------------              ---------
1/8/98                                                   100.00                      100.00                      100.00
7/1/98                                                   108.29                      101.71                      107.24
12/30/98                                                 100.57                       85.54                       56.25
6/30/99                                                  109.91                       75.13                       36.19
12/29/99                                                 121.95                       50.85                       15.14
6/28/00                                                  125.65                       61.16                        7.89
12/27/00                                                 118.27                       73.50                        5.26

---------------

(1) A broad equity market index of 2,000 companies (including Advantica, through May 31, 2000). The average market capitalization of companies within the index was approximately $580 million with the median market capitalization being approximately $466 million.

(2) This peer group index consists of the following six other leading public companies in the family-style restaurant category: Bob Evans Farms, Inc.
    (BOBE), CBRL Group, Inc. (CBRL), Friendly Ice Cream Corporation (FRND), IHOP Corp. (IHOP), Shoney's, Inc. (SHN) and VICORP Restaurants, Inc. (VRES).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended December 27, 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with.

                              CERTAIN TRANSACTIONS

     During Advantica's last fiscal year, except as otherwise described herein, there were no transactions occurring or relationships that existed between the Company and its management that require disclosure under SEC regulations.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

     The Company will pay the costs of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, by telephone or telegraph or by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

DISCRETIONARY PROXY VOTING

     In the event that any matters other than those referred to in the accompanying notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

2001 STOCKHOLDER PROPOSALS

     In order for stockholder proposals intended to be presented at the year 2002 Annual Meeting of Stockholders to be eligible for inclusion in Advantica's proxy statement and the form of proxy for such meeting, they must be received by Advantica at its principal offices in Spartanburg, South Carolina no later than December 6, 2001. Regarding stockholder proposals intended to be presented at the year 2002 Annual Meeting but not included in Advantica's Proxy Statement, pursuant to Advantica Bylaws, written notice of such proposals, to be timely, must be received by Advantica no more than 90 days and no less than 60 days prior to the meeting. However, in the event that less than 70 days public notice of the date of the meeting is given, notice of such a stockholder proposal, to be timely, must be received not later than the close of business on the 10th day following the day on which the public notice of meeting was made. All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting resulting in the proposal's underlying business not being eligible for transaction at the meeting.

ELECTRONIC ACCESS TO FUTURE PROXY MATERIALS AND ANNUAL REPORTS

     Most stockholders may elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option for future proxy statements and annual reports by marking the appropriate box on your proxy card or by following the instructions provided for you if you vote over the Internet or by telephone. If you hold your Common Stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

     If you choose to view future proxy statements and annual reports only over the Internet, next year you will receive a proxy card in the mail with instructions containing the Internet address of those materials. Your choice will remain in effect indefinitely until you give notification otherwise by following the instructions to be provided.

                                   FORM 10-K

     A COPY OF THE COMPANY'S FORM 10-K AS FILED WITH THE SEC IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST DIRECTED TO KENNETH E. JONES, VICE PRESIDENT AND TREASURER, AT THE CORPORATE ADDRESS SET FORTH ABOVE.

                                    APPENDIX

                            AUDIT COMMITTEE CHARTER

COMMITTEE POLICY AND PURPOSE

     There shall be a committee of the Board of Directors (the "Board") of Advantica Restaurant Group, Inc. (the "Company") known as the audit committee (the "Committee"). The primary purpose of the Committee shall be to assist the Board in fulfilling its responsibilities to the shareholders, potential shareholders, and investment community to oversee management's conduct of the Company's financial reporting process. Its primary duties and responsibilities shall therefore include (1) monitoring the integrity of the Company's financial reporting process and systems of internal control regarding finance, accounting and legal compliance, (2) monitoring the independence and performance of the Company's outside auditors, and (3) providing an avenue of communication among the outside auditors, management and the Board of Directors.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

COMMITTEE COMPOSITION AND QUALIFICATION

     The Committee shall be comprised of not less than three members of the Board, and its composition shall satisfy the audit committee requirements set forth by the National Association of Securities Dealers ("NASD").

     Accordingly, all of the members will be directors:

          1. who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, including, but not limited to those relationships specifically excluded by the NASD in its definition of an independent director; and

          2. who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

COMMITTEE KEY RESPONSIBILITIES

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, it is recognized that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

     In carrying out its oversight function, the Committee shall have the following duties and responsibilities. These duties and responsibilities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission (the "SEC") and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

     - The Committee shall:

      - request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

      - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

      - recommend that the Board take appropriate action to oversee the independence of the outside auditor.

     - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), review, evaluate and, where appropriate, replace the outside auditor.

     - The Committee shall review the adequacy of this Charter on an annual basis.

     - The Committee shall annually prepare a report to shareholders, to be included in the Company's annual proxy statement, as required by the SEC.

     - The Committee shall meet with the outside auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the outside auditors.

     - The Committee shall meet in Executive Session with the outside auditors, as appropriate but no less than one time per year, to review the adequacy and effectiveness of the Company's financial and accounting personnel and the Company's accounting and financial controls.

     - The Committee shall submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

Approved by the Audit Committee on the              Adopted by the Board of Directors on the
14th day of March, 2000                             24th day of May, 2000

                       (ADVANTICA RESTAURANT GROUP LOGO)

                            Notice of Annual Meeting
                                      and
                                Proxy Statement

                                 Annual Meeting
                                of Stockholders
                                   to be held
                                  May 23, 2001

                       (ADVANTICA RESTAURANT GROUP LOGO)

                         ANNUAL MEETING OF STOCKHOLDERS

                            May 23, 2001 10:00 a.m.

                                Advantica Tower
                             17th Floor Auditorium
                              203 East Main Street
                             Spartanburg, SC 29319

If you plan to attend the Annual Meeting, please detach, sign and return the self-addressed, postage prepaid portion of this card.

You will need to present the remaining portion of the card in order to be admitted to the Annual Meeting on May 23, 2001.

--------------------------------------------------------------------------------

I plan to attend the Annual Meeting of Stockholders of Advantica Restaurant Group on May 23, 2001.

           ---------------------------------------------------------
           SIGNATURE

           ---------------------------------------------------------
           PLEASE PRINT/TYPE FULL NAME

           ADDRESS:

           ---------------------------------------------------------

           ---------------------------------------------------------

PROXY BY MAIL

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        ADVANTICA RESTAURANT GROUP, INC.

The undersigned hereby appoints James B. Adamson and Elizabeth A. Sanders as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of the Common Stock of Advantica Restaurant Group, Inc. ("Advantica") held of record by the undersigned on March 27, 2001 at the Annual Meeting of Stockholders to be held on May 23, 2001 or any adjournment thereof.

       (Continued, and to be marked, dated and signed on the other side.)


--------------------------------------------------------------------------------
               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -



            Access to Advantica stockholder account information and other stockholder services are now available on the Internet!

                 Visit Continental Stock Transfer's website at

                            www.continentalstock.com

                  for their new Internet Stockholder Service -
                                 ContinentaLink

Through this new service, stockholders can select a Personal Identification Number or "PIN" to secure access to personal stockholder records. With a PIN, stockholders can change addresses, receive electronic forms, and view account transaction history and dividend history.

To access this new service, visit the website listed above. From the home page, select ContinentaLink Full Service. From there, you can either Test Drive the service (choose "Test Drive" button) or you can Sign-Up (choose "Sign-Up" button). If you choose to sign-up, enter your taxpayer identification number or social security number as your ID Number. Your personal Security Code can be found on the reverse side of this card in the bottom left corner. Enter any four alphanumeric characters you would like to use for your PIN. Re-enter the same PIN in the PIN Verification field. Your PIN will be activated overnight, and you will be able to access your stockholder records the following day.

PROXY BY MAIL                                                    Please mark
                       ADVANTICA RESTAURANT GROUP, INC.          your votes  [X]
                             203 East Main Street                like this
                            Spartanburg, SC 29319

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
                   WILL BE VOTED "FOR" PROPOSALS 1, 2, and 3.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

1. To elect nine (9) directors
                                                                        WITHHELD
Nominees:                                                      FOR      FOR ALL
01 James B. Adamson      06 Lloyd I. Miller, III
02 Vera K. Farris        07 Charles F. Moran                   [ ]        [ ]
03 James J. Gaffney      08 Elizabeth A. Sanders
04 Nelson J. Marchioli   09 Donald R. Shepherd
05 Robert E. Marks

  WITHHELD FOR: (Write that nominee's name in the space provided below).

  ______________________________________________________________________

                                                          FOR  AGAINST  ABSTAIN
2. A proposal to ratify the selection by the Board of     [ ]    [ ]      [ ]
   Directors of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries
   (collectively, the "Company") for the year 2001.

3. A proposal to approve the 2001 Incentive Program       [ ]    [ ]      [ ]
   for the Company's employees.

4. To transact such other business as may properly come before the meeting.

I agree to access future proxy statements and annual      YES    NO
reports over the Internet.                                [ ]    [ ]

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW.

                                                      COMPANY NUMBER:

                                                       PROXY NUMBER:

                                                      ACCOUNT NUMBER:

Signature__________________________Signature_____________________Date___________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

                               [ADVANTICA LOGO]

- You can now vote your shares electronically through the Internet or the telephone.
- This eliminates the need to return the proxy card.
- Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

          PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

SECURITY CODE

PROXY BY MAIL

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        ADVANTICA RESTAURANT GROUP, INC.

The undersigned hereby appoints James B. Adamson and Elizabeth A. Sanders as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of the Common Stock of Advantica Restaurant Group, Inc. ("Advantica") held of record by the undersigned on March 27, 2001 at the Annual Meeting of Stockholders to be held on May 23, 2001 or any adjournment thereof.

       (Continued, and to be marked, dated and signed on the other side.)


--------------------------------------------------------------------------------
               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -





                       THIS AREA INTENTIONALLY LEFT BLANK

PROXY BY MAIL                                                    Please mark
                       ADVANTICA RESTAURANT GROUP, INC.          your votes  [X]
                             203 East Main Street                like this
                            Spartanburg, SC 29319

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 YOUR SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED OR IF YOUR
    PROXY IS NOT PROPERLY COMPLETED AND RECEIVED BY MAY 18,2001, YOUR SHARES
         WILL BE VOTED BY THE PLAN TRUSTEE "FOR" PROPOSALS 1, 2, and 3.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

1. To elect nine (9) directors
                                                                        WITHHELD
Nominees:                                                      FOR      FOR ALL
01 James B. Adamson      06 Lloyd I. Miller, III
02 Vera K. Farris        07 Charles F. Moran                   [ ]        [ ]
03 James J. Gaffney      08 Elizabeth A. Sanders
04 Nelson J. Marchioli   09 Donald R. Shepherd
05 Robert E. Marks

  WITHHELD FOR: (Write that nominee's name in the space provided below).

  ______________________________________________________________________

                                                          FOR  AGAINST  ABSTAIN
2. A proposal to ratify the selection by the Board of     [ ]    [ ]      [ ]
   Directors of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries
   (collectively, the "Company") for the year 2001.

3. A proposal to approve the 2001 Incentive Program       [ ]    [ ]      [ ]
   for the Company's employees.

4. To transact such other business as may properly come before the meeting.

I agree to access future proxy statements and annual      YES    NO
reports over the Internet.                                [ ]    [ ]

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW.

                                                      COMPANY NUMBER:

                                                       PROXY NUMBER:

                                                      ACCOUNT NUMBER:

Signature__________________________Signature_____________________Date___________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

                               [ADVANTICA LOGO]

- You can now vote your shares electronically through the Internet or the telephone.
- This eliminates the need to return the proxy card.
- Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

          PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

SECURITY CODE